Exhibit 99.1

ALAMO GROUP INC.

2009 EQUITY INCENTIVE PLAN

Section 1.  Background and Purpose of the Plan.

            (a)       Background.  The name of this plan is the Alamo Group Inc. 2009 Equity Incentive Plan (the “Plan”).  Alamo Group Inc., a Delaware corporation (the “Company”), established an incentive compensation plan known as the “First Amended and Restated 1999 Non-Qualified Stock Option Plan,” effective August 31, 1999 (the “1999 Plan”).  The 1999 Plan expires as of July 6, 2009.  Subject to the approval of the Company’s stockholders, the Company now desires to adopt the Plan as of May 7, 2009, to replace the 1999 Plan, as set forth below.

            (b)       Purpose.  The purpose of the Plan is to provide incentives to those officers, employees, and directors of the Company and its direct and indirect subsidiaries whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the long-term commitment of such persons to the Company and its direct and indirect subsidiaries, and to help the Company and its direct and indirect subsidiaries secure and retain the services of such key persons.  To accomplish such purposes, the Plan provides that the Company may grant Nonqualified Stock Options, Restricted Stock, and Restricted Stock Units.  The Plan is intended to permit awards that satisfy the requirements of Section 162(m) of the Code and shall be interpreted in a manner consistent with the requirements therefor.

Section 2.  Definitions.

            For purposes of the Plan, in addition to terms defined elsewhere in the Plan, the following terms shall be defined as set forth below:

            (a)       “Award” means an award of Options, Restricted Stock, or Restricted Stock Units under the Plan.

            (b)       “Award Agreement” means, with respect to any Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

            (c)        “Board” means the Board of Directors of the Company.

            (d)       “Change in Control” means, unless otherwise provided in an Award Agreement, the first to occur of any one of the events set forth in the following paragraphs:

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 (i) a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (as such terms are defined in Section 13(d)(3) of the Exchange Act), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of Shares representing more than fifty percent (50%) of the total voting power of the issued and outstanding stock of the Company entitled to vote in the election of directors of the Company (“Voting Stock”) and such person or group has the power and authority to vote such Shares; provided, however, that for purposes of this subsection (i), the acquisition of additional Shares by any one person or group who have then been owners of 10% or more of the Shares of the Company for a continuous period at least ten (10) years will not be considered a Change in Control; or

(ii) a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iii) any sale, lease, exchange, or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (together with the assets of the Company’s direct and indirect subsidiaries) to any person or  more than one person acting as a group (as such terms are defined in Section 13(d)(3) of the Exchange Act); provided, however, that for purposes of this subsection (iii), a transfer of assets by the Company to an entity that is controlled by the Company’s stockholders immediately after the transfer will not be considered a Change in Control;  or

(iv) the consummation of a merger or consolidation of the Company with another entity in which immediately following the consummation of the transaction, those stockholders of the Company immediately before the consummation of the transaction cease to own collectively at least fifty percent (50%) of the Voting Stock of the Company.

            (e)       “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

            (f)         “Committee” means the Compensation Committee of the Board, as appointed from time to time by at least a majority of the whole Board.

            (g)       “Common Shares” means the shares of common stock, par value $0.10 per share, of the Company.

            (h)        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

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            (i)         “Fair Market Value” of a Share on a particular date shall mean (1) the closing sale price reported for such Share on the national securities exchange or national market system on which such Share is principally traded on such date (or, if there were no trades on such date, on the most recently preceding day on which there was a sale thereon), or (2) if the Shares are not then listed on a national securities exchange or national market system, or if the value of such Shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion.  In making such determination, the Committee should (but is not required to) use a valuation method that is presumed reasonable under Treas. Reg. §1.409A-1(b)(5)(iv)(B)(2).  If the Committee does not use a method that is presumed reasonable, the Committee nevertheless shall use a method designed to comply with the reasonableness requirements of Treas. Reg. §1.409A-1(b)(5)(iv)(B).

            (j)         “Nonqualified Stock Option” means an Option that by its terms is a nonqualified stock option and that will not be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

            (k)        “Option” means a right to purchase Shares, granted to a Participant pursuant to the Plan.  As used herein, the term “Option” shall include only a Nonqualified Stock Option, and the Plan shall be construed in a manner that will effectuate the intent for all Options granted hereunder to be treated as Nonqualified Stock Options.

            (l)         “Participant” means the holder of an outstanding Award.

            (m)       “Restricted Stock” means Shares issued pursuant to an Award Agreement in accordance with Section 7 of the Plan.

            (n)        “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8 of the Plan.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

            (o)       “Service Provider” means an employee, officer, or director of the Company or any of the Company’s direct or indirect subsidiaries.  For purposes of this paragraph, the term “direct or indirect subsidiaries” shall refer only to those subsidiaries that qualify as eligible issuers of the Company’s stock under Treas. Reg. §1.409A-1(b)(5)(iii)(E).

            (p)       “Shares” means the Common Shares and the common equity of any successor security.

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Section 3.  Shares Subject to the Plan.

            (a)       There shall be reserved and available for issuance under the Plan 400,000 Common Shares.  In determining the terms and conditions of an Award hereunder, the Committee shall not impose any conditions on the Common Shares (such as a mandatory repurchase obligation or a put or call right) that would cause the Common Shares issued under the Award not to be considered “Service Recipient Stock” under Treas. Reg. §1.409A-1(b)(5)(iii).

            (b)       To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised as to the underlying Shares, (ii) any Shares subject to any award of Restricted Stock or Restricted Stock Units are forfeited, or (iii) Shares are withheld from payment of an Award in satisfaction of any minimum federal, state, local, or foreign withholding requirements, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.  The Shares issued under the Plan may be authorized but unissued Common Shares, reacquired Common Shares, issued Common Shares held in the Company’s treasury, or any combination of the foregoing.

            (c)        The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

Section 4.  Administration of the Plan.

            (a)       The Plan shall be administered by the Committee.  The Committee shall consist solely of two or more “Non-Employee Directors,” as defined in Rule 16b-3(b)(3)(i) of the Exchange Act.

            (b)       To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3 of the Exchange Act.

            (c)        The Committee shall have the power and authority, in its discretion:

(i)         to select the Service Providers to whom Awards may be granted hereunder;

(ii)        to determine whether and to what extent Options, Restricted Stock, or Restricted Stock Units are to be granted hereunder to Service Providers;

(iii)       to determine the number of Shares to be covered by each Award granted hereunder;

(iv)       to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(v)        to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards granted hereunder;

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(vi)       to adopt, alter, and rescind rules and regulations relating to the Plan as it shall from time to time deem advisable; and

(vii)      to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan.

In exercising such discretion pursuant to this Section 4(c), the Committee shall ensure that a grant of Options, Restricted Stock, or Restricted Stock Units is structured so as not to cause a deferral of compensation under Code §409A and the Regulations thereunder.

            (d)       The Committee’s decisions, determinations, and interpretations will be final, conclusive, and binding on all persons, including the Company and the Participants.  No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

Section 5.     Eligibility.

            The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among Service Providers.  The Committee shall have the authority to grant to any Service Provider Options, Restricted Stock, or Restricted Stock Units, in accordance with the terms of the Plan.

Section 6.     Options.

            (a)       General.  Options may be granted alone or in addition to other Awards granted under the Plan.  Any Option granted under the Plan shall be evidenced by an Award Agreement.  The provisions of each Option need not be the same with respect to each Participant.  The Committee shall determine the Service Providers to whom, and the time or times at which, awards of Options shall be made, and the terms of such Options, not inconsistent with the terms of the Plan.  Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Committee shall determine, which Award Agreement shall set forth, among other things, the exercise price of the Option, the term of the Option, and provisions regarding exercisability of the Option granted thereunder.  The Options granted under the Plan must be Nonqualified Stock Options.  More than one Option may be granted to the same Participant and be outstanding concurrently hereunder.  Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b) –(h) of this Section 6 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

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            (b)       Exercise Price.  The per share exercise price of Shares purchasable under an Option shall be determined by the Committee in its sole discretion at the time of the grant, but shall not be less than 100% of the Fair Market Value per Share as of the date of grant.

            (c)        Option Term.  The term of such Option shall be fixed by the Committee, but no Option shall be exercisable more than ten (10) years after the date such Option is granted.

            (d)       Exercisability and Vesting.  Options shall be exercisable and vested at such time or times and subject to such terms and conditions as shall be determined by the Committee in its sole discretion.  Unless otherwise provided in an Award Agreement, Options shall vest and become exercisable at the rate of 20% of the Shares subject to the Option on the first anniversary of the date of grant, and as to an additional 20% of the Shares subject to the Option on each of the four succeeding anniversaries on the date of grant, but only to the extent that the Participant has continuously been a Service Provider through each such date.  In accordance with Code §409A, if the Committee selects an exercise and vesting schedule other than that set forth in this paragraph, such exercise and vesting schedule shall be fixed as of the date of the Option grant and shall not include any feature for the deferral of compensation other than deferral of recognition of income until the later of (i) the exercise or disposition of the Option under Treas. Reg. §1.83-7 or (ii) the time the stock acquired pursuant to the exercise of the Option first becomes substantially vested (as defined in Treas. Reg. §1.83-3(b).

            (e)       Method of Exercise.  An Option may be exercised in whole or in part prior to the expiration of such Option by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes).  Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan.

            (f)         Rights as a Stockholder.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.  The Company will issue (or cause to be issued) certificate(s) evidencing such Shares promptly after the Option is exercised.

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            (g)       Nontransferability of Options.  The Participant shall not be permitted to sell, transfer, pledge, or assign any Option other than by: (i) will or the laws of descent and distribution, or (ii) a qualified domestic relations order within the meaning of Section 414(p) of the Code or any similar instrument.  All Options shall be exercisable during the Participant’s lifetime only by the Participant.

(h)        Termination of Relationship as a Service Provider.

(1)         Termination other than for Death.  If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as a Service Provider as a result of the Participant’s death, the Participant may exercise his or her Option within ninety (90) days of such termination of service to the extent such Option is vested on the date Participant ceases to be a Service Provider, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement.  If on the date the Participant ceases to be a Service Provider the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If, after Participant ceases to be a Service Provider, the Participant does not exercise his or her Option within the ninety (90) days described above, the Option will terminate, and the Shares covered by the Option will revert to the Plan.

(2)         Termination by Reason of Death.  If a Participant either (i) dies while a Service Provider, or (ii) dies within the ninety (90) day period following the date the Participant ceases to be a Service Provider as described in Section 6(h)(1) above, the Option may be exercised within twelve (12) months following the Participant’s death to the extent such Option is vested on the date of Participant’s death, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement.  Such Option may be exercised by the personal representative of the Participant’s estate, or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution, provided that documentation satisfactory to the Committee establishing the right of such personal representative or heir to receive the Option from Participant is provided to the Committee.   If on the date the Participant dies the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If, after Participant dies, the Participant’s Option is not exercised within the twelve (12) months described above, the Option will terminate, and the Shares covered by the Option will revert to the Plan.

Section 7.  Restricted Stock.

            (a)     General.  Awards of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement.  The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.  The Committee shall determine the Service Providers to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of the Restricted Stock, and the Restricted Period (as defined in Section 7(c)) applicable to awards of Restricted Stock.

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            (b)     Awards and Escrow.  The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Committee may specify after the award date.  Each Participant who is granted an Award of Restricted Stock shall be issued a share certificate in respect of such Shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award; provided, however, that unless the Committee determines otherwise, (i) the Company as escrow agent will hold the share certificates for all Shares of Restricted Stock until the Restricted Period has ended and all restrictions on such Shares have lapsed, and (ii) as a condition of Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

            (c)     Nontransferability of Restricted Stock.  The Committee, in its sole discretion, shall determine in the terms of the Award Agreement and the period during which the Restricted Stock Award shall be subject to restrictions on transferability (the “Restricted Period”).  During the Restricted Period, the Participant shall not be permitted to sell, transfer, pledge, hypothecate, or assign Shares of Restricted Stock awarded under the Plan except by: (i) will or the laws of descent and distribution, or (ii) a qualified domestic relations order within the meaning of Section 414(p) of the Code or any similar instrument.  The Committee, in its sole discretion, may impose such other restrictions and conditions on Shares of Restricted Stock as it may deem advisable or appropriate, including the attainment of corporate or individual performance goals.

            (d)      Removal of Restrictions.  Unless otherwise provided in an Award Agreement, the Restricted Period shall end as to 25% of the total Shares of Restricted Stock granted in an Award on the first anniversary of the date of grant, and as to an additional 25% of the total Shares of Restricted Stock granted in an Award on each of the three succeeding anniversaries of the date of grant, but only to the extent that the Participant has continuously been a Service Provider through each such date.  Shares of Restricted Stock covered by Restricted Stock grants made under the Plan will be released from escrow on a rolling basis as Restricted Periods end, such Shares to be released as soon as practicable after the last day of the particular Restricted Period applicable to the Shares, or at such other time as the Committee may determine.

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            (e)      Rights as a Stockholder.  Except as provided in Sections 7(b) and (c) above or as otherwise provided in an Award Agreement, the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restricted Period, including the right to receive all dividends and distributions paid with respect to such Shares and to vote such Shares.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

            (f)      Termination of Relationship as a Service Provider.  Except as otherwise provided in an Award Agreement, if a Participant ceases to be a Service Provider for any reason during the Restricted Period, the Participant’s rights to Shares of Restricted Stock for which restrictions have not lapsed will be forfeited back to the Company and the Participant shall have no further rights thereto.

Section 8.     Restricted Stock Units.

            (a)     General.  Awards of Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement.  The provisions of the awards of Restricted Stock Units need not be the same with respect to each Participant.  The Committee shall determine the Service Providers to whom, and the time or times at which, awards of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded, and the vesting period (as described in Section 8(c)) applicable to awards of Restricted Stock Units.

            (b)     Awards.  A Restricted Stock Unit Award shall be similar in nature to a Restricted Stock Award except that no Shares are actually issued to a Participant (or held in escrow for the benefit of Participant) until a later date specified in the applicable Award Agreement.  Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share.

            (c)     Vesting.  The Committee, in its sole discretion, shall determine in the terms of the Award Agreement the vesting schedule and other restrictions and conditions to which the Restricted Stock Unit Award will be subject.  The Committee may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Committee in its discretion.  Provided that the conditions to the vesting of a Restricted Stock Unit are satisfied, and except as provided in Section 8(e) hereof, upon satisfaction of all vesting conditions with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest.

            (d)     Benefit Upon Vesting.  Upon the vesting of the Restricted Stock Units, the Participant shall be entitled to receive, as soon as practicable after the date on which such Restricted Stock Unit vests, an amount in cash, Shares, or a combination of the foregoing (as determined by the Committee in its sole discretion) equal, per unit, to the Fair Market Value of a Share on the date on which such Restricted Stock Unit vests.

            (e)     Termination of Relationship as a Service Provider.  Except as otherwise provided in an Award Agreement, if a Participant ceases to be a Service Provider for any reason before the Restricted Stock Units have vested, the Participant’s rights to unvested Restricted Stock Units shall be cancelled and the Participant shall have no further rights thereto.

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Section 9.     Adjustments; Dissolution or Liquidation; Change in Control.

            (a)     Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the  Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award.

(b)     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee will use its reasonable efforts to notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)      Change in Control. In the event of a Change in Control, each outstanding Award will be treated as the Committee determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor entity or a parent or affiliate of the successor entity. The Committee will not be required to treat all Awards similarly in the transaction. Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control, all outstanding Shares of Restricted Stock and Restricted Stock Units granted to a Participant that have not theretofore vested shall immediately vest, and each Option granted to a Participant and outstanding at such time shall become fully and immediately vested and exercisable, unless such Awards are either assumed or an equitable substitution is made therefor.

Section 10.   Tax Withholding.

(a)     Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

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(b)     Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation): (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iv) any combination thereof.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

Section 11.   No Effect on Employment or Service.

            Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or a Company’s direct or indirect subsidiary, nor will they interfere in any way with the Participant’s right or the Company’s right (or the right of a Company’s direct or indirect subsidiary) to terminate such relationship at any time, with or without cause, to the extent permitted by applicable laws.

Section 12.   Term of Plan; Amendment; Termination.

            The Plan will become effective upon its adoption by the Board, subject to the approval of the Company’s stockholders.  Unless terminated earlier pursuant to the terms of the Plan, the Plan will continue in effect for a period of ten (10) years from the effective date (the “Plan Term”).  No Award shall be granted pursuant to the Plan after the end of the Plan Term, but Awards theretofore granted may extend beyond the Plan Term.  The Board may at any time amend, alter, suspend or terminate the Plan.  The Company shall obtain stockholder approval of any Plan amendment, alteration, suspension, or termination to the extent necessary and desirable to comply with applicable laws.  No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise by the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Committee.

Section 13.  General Provisions.

            (a)       Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any Shares to be issued hereunder or to effect similar compliance under any state laws.

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            (b)       All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares may then be listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Committee, in its sole discretion, deems necessary or desirable.

            (c)        No fractional Shares shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

            (d)       If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

            (e)       The Plan and all Awards shall be governed by the laws of the State of Delaware without regard to its principles of conflict of laws.

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